Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-272832 and 333-282013 on Form S-3 and Registration Statement Nos. 333-273897 and 333-279917 on Form S-8 of our report dated March 20, 2025, relating to the financial statements of Tigo Energy Inc. appearing in this Annual Report on Form 10-K of Tigo Energy, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Jose, California
March 20, 2025